Exhibit A to Share Marketing Plan

Name of Fund	Share Class	Maximum Fee	Effective Date

Metropolitan West Total Return Bond Fund	M	0.25%	Mar. 31, 1997

	Admin.	0.25%	Nov. 13, 2007

Metropolitan West Low Duration Bond Fund	M	0.25%	Mar. 31, 1997

	Admin.	0.25%	Nov. 13, 2007

Metropolitan West Ultra Short Bond Fund	M	0.25%	Mar. 31, 1997

	Admin.	0.25%	Nov. 13, 2007

Metropolitan West AlphaTrak 500 Fund	M	0.25%	June 29, 1998

	Admin.	0.25%	Nov. 13, 2007

Metropolitan West High Yield Bond Fund	M	0.25%	June 27, 2002

	Admin.	0.25%	Nov. 13, 2007

Metropolitan West Intermediate Bond Fund	M	0.25%	June 27, 2002

	Admin.	0.25%	Nov. 13, 2007

Metropolitan West Strategic Income Fund	M	0.25%	June 30, 2003

	Admin.	0.25%	Nov. 13, 2007

Metropolitan West Unconstrained Bond Fund	M	0.25%	September 28, 2011

Metropolitan West Floating Rate Income Fund	M	0.25%	June 26, 2013

Metropolitan West Corporate Bond Fund	M	0.25%	June 29, 2018

Metropolitan West Investment Grade Credit Fund	M	0.25%	June 29, 2018

Metropolitan West Flexible Income Fund	M	0.25%	June 29, 2018

METROPOLITAN WEST FUNDS

By:

Title:

TCW FUNDS DISTRIBUTORS LLC, as Distribution Coordinator

By:

Title: